Exhibit 5.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

August 1, 2014

Synchrony Financial

777 Long Ridge Road

Stamford, CT 06902

Ladies and Gentlemen:

We have acted as counsel to Synchrony Financial, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1 (Registration No. 333-197244) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer, issuance and sale by the Company of one or more series of senior debt securities in an aggregate principal amount set forth in the Registration Statement (together with any additional senior debt securities that may be sold by the Company pursuant to Rule 462(b) under the Act, the “Senior Notes”). The Senior Notes are to be sold by the Company pursuant to an underwriting agreement among the Company and the Underwriters named therein (the “Agreement”), the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the form of the Agreement; (ii) the Registration Statement; (iii) the prospectus contained in the Registration Statement (the “Prospectus”); (iv) the Amended and Restated Certificate of Incorporation of the Company, which has been filed as Exhibit 3.1 to the Registration Statement; (v) the Amended and Restated Bylaws of the Company, which have been filed as Exhibit 3.2 to the Registration Statement; (vi) the form of indenture (the “indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, which has been filed as Exhibit 4.1 to the Registration Statement; (vii) the form of first supplemental indenture (the “supplemental indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, which has been filed as Exhibit 4.2 to the Registration Statement; and (viii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

August 1, 2014

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Senior Notes, when issued and sold as contemplated in the Registration Statement, the indenture, the supplemental indenture and the Agreement, and upon authentication thereof by the trustee and payment by, and delivery to, the underwriters in accordance with the Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The opinions expressed herein are limited to the laws of the State of New York and the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement, to the incorporation by reference of this letter into any subsequent registration statement on Form S-1 filed by the Company pursuant to Rule 462(b) of the Securities Act with respect to the Senior Notes and the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP